UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)   September 24, 2007

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue Trevose, Pennsylvania		19053
(Address of Principal Executive Offices)		(Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 24, 2007, the Company completed a private placement with Antonio Tomasello (the “Investor”) of its common stock in the principal amount of $1,000,000.  As part of the private placement, the Company issued to the Investor 2,564,102 shares of common stock and warrants to purchase a total of 2,564,102 shares of common stock, with an exercise price of $0.485 per share.  Mr. Tomasello is currently the largest non-affiliated investor in WorldGate, and the father of one of the Company’s directors, David Tomasello.

Item 8.01  Other Events.

On August 1, 2007, the Company entered into an agreement with one of its product distributors granting to the distributor a limited duration option to participate in a private placement to purchase $10,000,000 of the Company’s common stock at a price per share equal to the greater of $0.50 or the current market price, subject to a $0.65 maximum price. This option was terminable by the Company, in its sole discretion, at any time after August 31, 2007, and the Company has exercised this right and terminated the option.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 25, 2007

99.1	Press Release dated September 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	September 28, 2007	/s/ Randall J. Gort
Randall J. Gort
Secretary